Exhibit 99.1

For Further Information:

Quality Systems, Inc.                   CCG Investor Relations
18191 Von Karman Ave, #450              15300 Ventura Blvd., Suite 303
Irvine, CA  92612                       Sherman Oaks, CA  91403
www.qsii.com                            www.coffincg.com
(949) 255-2600                          (818) 789-0100
CONTACT: Lou Silverman                  CONTACT: William F. Coffin, President
         President and CEO                       Sean Collins, Partner

                   Quality Systems Reports Fourth-Quarter and
                             Fiscal Year-End Results

IRVINE, Calif. - May 27, 2004 - Quality Systems Inc. (Nasdaq: QSII) today announced the results of operations for its fiscal 2004 fourth quarter and year ended March 31, 2004. The Company posted net revenue of $18.8 million for the fourth quarter, an increase of 25% over the $15.1 million generated during the comparable quarter of the prior year. The Company reported net income of $3,104,000, an increase of 76% over net income of $1,763,000 earned during the prior year's fourth quarter. Fully diluted earnings per share totaled $0.47 in the current quarter, an increase of 74% over the fully diluted $0.27 per share recorded in the same quarter last year.

Revenue for fiscal year ended March 31, 2004 was $70,934,000, an increase of 30% over fiscal 2003 revenue of $54,769,000. Net income for fiscal 2004 was $10,400,000, an increase of 48% over fiscal 2003's net income of $7,035,000. Fully diluted earnings per share increased to $1.60 in FY 2004 from $1.10 earned during FY 2003, an increase of 45%.

Quality Systems, Inc. will hold a conference call to discuss fourth-quarter and year-end financial results today, Thursday, May 27 at 1:00 p.m. EDT (10:00 a.m.
PDT). To participate in the call, please dial 877-586-7724 five to ten minutes prior to the scheduled conference call time. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Thursday, May 27 at 1:00 p.m. PDT, through Thursday, June 3 at midnight EDT. To access the replay dial (800) 642-1687 and enter the conference ID number 7753338.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com).

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, medical records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                          [financial highlights follow]

                              Quality Systems, Inc.
         Consolidated Statements of Operations and Comprehensive Income

                                           Three Months Ended                  Year Ended
                                                March 31,                       March 31,
                                           2004            2003            2004            2003
Net Revenues:
   Sales of computer systems,
      upgrades and supplies            $10,166,000     $ 8,264,000     $39,525,000     $29,169,000
   Maintenance and other services        8,621,000       6,804,000      31,409,000      25,600,000
                                       -----------     -----------     -----------     -----------
                                        18,787,000      15,068,000      70,934,000      54,769,000

Cost of Products and Services            7,048,000       6,822,000      28,673,000      23,755,000
                                       -----------     -----------     -----------     -----------

Gross Profit                            11,739,000       8,246,000      42,261,000      31,014,000

Selling, General and
   Administrative Expenses               5,072,000       4,260,000      19,482,000      15,293,000
Research and Development Costs           1,643,000       1,367,000       6,139,000       5,062,000
                                       -----------     -----------     -----------     -----------

Income from Operations                   5,024,000       2,619,000      16,640,000      10,659,000

Investment Income                          102,000          98,000         386,000         434,000
                                       -----------     -----------     -----------     -----------

Income before
   Provision for Income Taxes            5,126,000       2,717,000      17,026,000      11,093,000
Provision for
   Income Taxes                          2,022,000         954,000       6,626,000       4,058,000
                                       -----------     -----------     -----------     -----------

Net Income                             $ 3,104,000     $ 1,763,000     $10,400,000     $ 7,035,000
                                       ===========     ===========     ===========     ===========

Income per Share - Basic               $      0.49     $      0.29     $      1.67     $      1.15

Income per Share - Diluted             $      0.47     $      0.27     $      1.60     $      1.10

Weighted average number
   of shares outstanding - Basic         6,312,000       6,144,000       6,218,000       6,127,000

Weighted average number
   of shares outstanding - Diluted       6,582,000       6,431,000       6,483,000       6,389,000

                              Quality Systems, Inc.
                           Consolidated Balance Sheets
                                 (in thousands)

                                     ASSETS

                                                         March 31,     March 31,
                                                           2004           2003
Current Assets:
   Cash and cash equivalents                             $ 51,395       $36,443
   Accounts receivable, net                                20,336        17,561
   Inventories                                                725           667
   Net current deferred tax assets                          2,552         2,029
   Other current assets                                     1,437         2,086
                                                         --------       -------

         Total current assets                              76,445        58,786

Equipment and improvements, net                             2,012         1,777
Capitalized software costs, net                             3,608         2,511
Deferred long term tax assets                               1,497         1,819
Goodwill, net                                               1,840         1,840
Other assets                                                1,242           869
                                                         --------       -------

         Total assets                                    $ 86,644       $67,602
                                                         ========       =======

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
   Accounts payable                                      $  1,655       $ 2,477
   Deferred service revenue                                17,263        11,699
   Accrued employee compensation and benefits               2,985         2,259
   Other current liabilities                                3,736         3,634
                                                         --------       -------

         Total current liabilities                         25,639        20,069

Commitments and Contingencies

Shareholders' Equity:
   Common stock, $0.01 par value, 20,000
     shares authorized, 6,325 and 6,152 shares
     issued and outstanding, respectively                      63            62
   Additional paid-in capital                              39,735        35,121
   Retained earnings                                       22,750        12,350
   Deferred compensation                                   (1,543)           --
                                                         --------       -------

         Total shareholders' equity                        61,005        47,533

         Total liabilities and
            shareholders' equity                         $ 86,644       $67,602
                                                         ========       =======

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